Exhibit (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


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                              GIVE THE                                                      GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:     SOCIAL SECURITY              FOR THIS TYPE OF ACCOUNT:        IDENTIFICATION
                              NUMBER OF--                                                   NUMBER OF--

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
  1.  An individual's         The individual                8.  Sole proprietorship         The owner(4)
      account                                                   account

  2.  Two or more             The actual owner of the       9.  A valid trust, estate       The legal entity (Do not
      individuals (joint      account or, if combined           or pension trust            furnish the identifying
      account)                funds, any one of the                                         number of the personal
                              individuals(1)                                                representative or
                                                                                            trustee unless the legal
  3.  Husband and wife        The actual owner of the                                       entity itself is not
      (joint account)         account or, if joint                                          designated in the
                              funds, either person(1)                                       account title.)(5)

  4.  Custodian account of    The minor(2)                 10.  Corporate account           The corporation
      a minor (Uniform Gift
      to Minors Act)                                       11.  Religious, charitable,      The organization
                                                                or educational
  5.  Adult and minor         The adult, or if the              organization account
      (joint account)         minor is the only
                              contributor, the             12.  Partnership account         The partnership
                              minor(1)                          held in the name of
                                                                the business
  6.  Account in the name     The ward, minor, or
      of guardian or          incompetent person(3)        13.  Association, club, or       The organization
      committee for a                                           other tax-exempt
      designated ward,                                          organization
      minor, or incompetent
      person                                               14.  A broker or                 The broker or
                                                                registered nominee          nominee
  7.  A. The usual            The grantor-trustee(1)
         revocable savings                                 15.  Account with the            The public entity
         trust account                                          Department of
         (grantor is also                                       Agriculture in the
         trustee)                                               name of a public
                                                                entity (such as a
      B. So-called trust      The actual owner(4)               state or local
         account that is not                                    government, school
         a legal or valid                                       district, or prison)
         trust under State                                      that receives agricultural
         law                                                    program payments

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

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE
      CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

 . A corporation.

 . A financial institution.

 . An organization exempt from tax under section 501(a), or an individual retirement plan.

 . The United States or any agency or instrumentality thereof.

 . A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 . An international organization or any agency or instrumentality thereof.

 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 . A real estate investment trust.

 . A common trust fund operated by a bank under section 584(a).

 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a) (1).

 . An entity registered at all times under the Investment Company Act of 1940.

 . A foreign central bank of issue.

   Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441.

 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresi dent partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 . Payments made by certain foreign organizations.

   Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 . Payments described in section 6049(b)(5) to nonresident aliens.

 . Payments on tax-free covenant bonds under section 1451.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.
Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to that failure.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.